Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

[EXECUTION COPY]

This LICENSE AGREEMENT (this “Agreement” or this “License Agreement”), dated August 21, 2013 (the “Execution Date”), is hereby entered into by and among HORIZON PHARMA, INC., a corporation organized and existing under the laws of Delaware having offices located at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015 (“Horizon Inc.”), and HORIZON PHARMA USA, INC., a corporation organized and existing under the laws of Delaware having offices located at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015 (“Horizon USA” and, together with Horizon Inc., the “Licensors”), on the one hand, and PAR PHARMACEUTICAL COMPANIES, INC., a corporation organized and existing under the laws of Delaware, having offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677 (“Par Co.”), and PAR PHARMACEUTICAL, INC., a corporation organized and existing under the laws of Delaware, having offices located at One Ram Ridge Road, Spring Valley, New York 10977 (“Par” and, together with Par Co., the “Licensees”), on the other hand. Each of Licensors and Licensees is a “Party” and, collectively, the “Parties”).

WHEREAS, pursuant to 21 U.S.C. § 355(j), Par filed in the U.S., Abbreviated New Drug Application No. 203658, including any amendments or supplements thereto (the “ANDA”), to seek approval from the U.S. Food and Drug Administration, including any successor agency thereto (the “FDA”), to market and/or offer for sale the generic ibuprofen (800mg)/famotidine (26.6 mg) tablets as described in the ANDA (“Par’s Generic Tablets”);

WHEREAS, the Parties are currently involved in U.S. Civil Action Nos. 12-393-LPS and 13-102-LPS, consolidated under 12-393-LPS (the “U.S. District Court Case”) with respect to Par’s Generic Tablet in the United States District Court for the District of Delaware (the “Court”) involving United States Patent Nos. 8,067,033 (the “’033 Patent”), 8,309,127 (the “’127 Patent”) and 8,318,202 (the “’202 Patent” and, together with the ’033 Patent and the ’127 Patent, the “Asserted Patents”);

WHEREAS, the Parties recognize the risks, unpredictability and expense of litigation and wish to resolve their disputes relating to the Asserted Patents with respect to Par’s Generic Tablets in the U.S. District Court Case through a negotiated and consensual agreement;

WHEREAS, Licensors [...***...];

WHEREAS, the Parties have entered into a Settlement Agreement related to the U.S. District Court Case (the “Settlement Agreement”);

WHEREAS, the Settlement Agreement provides for dismissing the U.S. District Court Case on the date that is deemed to be the “Dismissal Effective Date” (as defined in the Settlement Agreement, hereinafter the “Dismissal Effective Date”);

WHEREAS, as a result of the Settlement Agreement and this License Agreement, there will be an opportunity for U.S. generic entry which entry otherwise may not have occurred until the expiration of the Asserted Patents and the ’451 Patent; and

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WHEREAS, all terms not otherwise defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A hereto.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Settlement Agreement, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

I.	Rights and Obligations

1. License. Subject to the terms and conditions of this License Agreement, the Licensors hereby grant Licensees, and Licensees hereby accept, a fully paid up, royalty-free (but subject to payment of the Profit Share pursuant to Paragraphs 3(a)(v) and 3(b)), non-exclusive license, with the right to sublicense solely to its Affiliates for only so long as such an entity remains an Affiliate of Par, under the Licensed Patents in each of the Licensees’ or its sublicensed Affiliates’ names only and in the Territory to:

(a) effective as of the Dismissal Effective Date and prior to the applicable Generic Entry Date, make, have made, import, have imported, use and store Par’s Generic Tablets, and any components thereof, in the Territory, and otherwise take such steps in each case solely as reasonably necessary to develop inventory of, and obtain regulatory approval for, Par’s Generic Tablets in the Territory, and

(b) effective as of the applicable Generic Entry Date (as defined below), make, have made, import, have imported, store, use, distribute, have distributed, sell and offer for sale Par’s Generic Tablets in the Territory (all of the foregoing, the “License”).

Notwithstanding anything to the contrary in this Agreement or the Settlement Agreement, to the extent that Licensors are legally or otherwise required to in-license rights under patent(s) and/or patent application(s) in respect of the DUEXIS Product from a third party, and such license is subject to royalty, milestone or other payment obligations to such third party (each, a “Third-Party License”), [...***...]. In the event that any of the Licensors becomes aware of the need to obtain, or takes or otherwise acquires, a Third-Party License, Licensor shall provide prompt written notice thereof to Par. Licensors shall not aid or abet another Person in the assertion of the intellectual property that is the subject matter of such Third-Party License; and, to the extent any of the Licensors have standing to assert such intellectual property, shall covenant not to sue or assert such intellectual property against Par so long as Par is in compliance with this License Agreement.

2. Pre-Marketing Activities. Neither Licensees nor any of their Affiliates shall be allowed to engage in taking orders or any other marketing or pre-marketing activities before the Generic Entry Date; provided, however, that notwithstanding anything to the contrary in this License Agreement, reasonably associated pre-marketing activities, other than taking orders, including but not limited to offers to the trade that communicate information regarding the products to be offered for sale following the Generic Entry Date, may be conducted within [...***...]

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[...***...] days before the applicable Generic Entry Date if the Generic Entry Date is determined under Paragraph 3(a)(i) or 3(a)(iii) or [...***...] days before the applicable Generic Entry Date if the Generic Entry Date is determined under Paragraph 3(a)(iv) and the Market Decline in respect thereof is substantiated by reasonable documentation in support thereof.

3. Entry Date; Profit Share.

(a) For purposes of this License Agreement, the “Generic Entry Date” means the earliest to occur of the following:

(i) January 1, 2023;

(ii) The date of a final decision from which no appeal (other than a petition to the U.S. Supreme Court for a writ of certiorari) has been or can be taken, holding all claims of the Licensed Patents asserted and adjudicated against a third party to be invalid, unenforceable or not infringed by a third party’s filing of an Abbreviated New Drug Application for marketing approval of a generic version of the DUEXIS Product or sale of a product that is a generic equivalent of a DUEXIS Product;

(iii) The date (x) that is [...***...] days prior to a first commercial sale of a Generic Equivalent Product in the Territory by a third party pursuant to a license or other written authorization granted to such third party by any of the Licensors pursuant to the DUEXIS NDA (such prior date, “Par’s Prior-to-AG Date”) or (y) on which a commercial sale of a Generic Equivalent Product that is a Therapeutic Equivalent of the DUEXIS Product by a third party would be permitted in the Territory pursuant to a license or other written authorization granted to such third party by any of the Licensors; provided, however, that Licensors shall have provided written notice to Par within [...***...] business days after entering into any agreement with a third party that licenses or authorizes such third party to sell a Generic Equivalent Product, such date not to be later than [...***...] days prior to Par’s Prior-to-AG Date;

(iv) The date of a first commercial sale in the Territory by a third party, without license or authorization by the Licensors, of a Generic Equivalent Product; provided, however, that in the event such third party ceases the sale and distribution of such Generic Equivalent Product, or the Licensors subsequently obtain an injunction enjoining such third party’s sale and distribution of such Generic Equivalent Product, Par shall cease sale and distribution of any Par’s Generic Tablets in the Territory, and the Generic Entry Date shall be deemed not to have occurred (unless otherwise provided hereunder) unless and until sale and distribution of such Generic Equivalent Product in the Territory by such third party is resumed and, if Licensors obtained an injunction, following the lifting of such injunction, it being acknowledged and agreed, for the avoidance of doubt, that Par shall not be deemed to be in breach of this clause (iv), for which it might otherwise be subject to any damages, penalties or any other monetary award for

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sales made by Par of Par’s Generic Tablets in the Territory after such third party ceases the sale and distribution of such Generic Equivalent Product or the Licensors subsequently obtain an injunction against such third party, if Par’s sales and distribution prior to cessation thereof or obtainment of injunction was limited to its then-remaining inventory of Par’s Generic Tablets; and

(v) Subject to Par’s payment of the Profit Share, the first day of the first [...***...] after a Market Decline that occurs based on [...***...].

(b) If the Generic Entry Date is determined based on the occurrence of the event set forth in Paragraph 3(a)(v), Par shall pay to Horizon USA, no later than [...***...] days after the end of each [...***...] and subject to the last sentence of this Paragraph 3(b), an amount equal to the Profit Share for [...***...] based on [...***...] of Par’s Generic Tablets during such [...***...].

(i) Each payment shall be accompanied by a report of Net Sales of Par’s Generic Tablets during such [...***...], which report shall include a calculation of such [...***...] and corresponding [...***...].

(ii) Licensees shall keep, and shall cause their Affiliates to keep, complete and accurate records pertaining to the sale or other disposition of Par’s Generic Tablets in sufficient detail to permit Horizon USA to confirm the accuracy of payments due hereunder, and Horizon USA shall have the right to cause an independent, certified public accountant reasonably acceptable to Par to review and/or audit such records on reasonable prior notice to Par and during normal business hours, solely to confirm Net Sales and accuracy of payments made hereunder. Par’s obligation to pay the Profit Share to Horizon USA shall commence after Par begins selling Par’s Generic Tablets pursuant to Paragraph 3(a)(v) and continue until the earliest occurrence of the events described in clause (i), (ii), (iii) or (iv) of Paragraph 3(a) (the “Profit Share Term”), it being acknowledged and agreed that Par shall be obligated to pay the Profit Share only for such portion of the [...***...] that has transpired prior to the occurrence of such event, and shall not be obligated to pay any Profit Share in respect of Par’s Generic Tablets sold after such occurrence.

(iii) The Parties acknowledge that any expenses or costs deducted from Net Sales of Par’s Generic Tablets under this Agreement may be based upon accruals, which accruals will be compliant with GAAP; provided, however, that when the actual results become known relative to any accrued amount, any difference between the actual results and the accrual shall be accounted for in the subsequent payments due hereunder (subject to customary processing delays). To the extent that the difference between such accruals and the actual results has led to an underpayment, Par shall pay Horizon USA the amount of such underpayment on the earlier of (a) [...***...] days after the underpayment is discovered and (b) the next date payment is due to Horizon USA hereunder. To the extent that the

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difference between such accruals and the actual results has led to an overpayment to Horizon USA, Par may, at its option, set-off such overpayments against subsequent payments to be made to Horizon USA or issue an invoice for the overpayment, which shall be paid by Horizon USA within [...***...] days after Horizon USA’s receipt thereof. By the date that is [...***...] days after the end of the [...***...] month following the expiration of Profit Share Term (or, with respect to returned goods only, [...***...] months following expiry of the last lot of Par’s Generic Tablets sold during the Profit Share Term), Par shall reconcile (and give to Horizon USA a report of such reconciliation) all accrued calculations and deductions used in the calculations of Net Sales of Par’s Generic Tablets with actual processed credits. If the report shows an underpayment to Horizon USA, Par shall pay Horizon USA the amount of the underpayment at the time it gives the report to Horizon USA. If the report shows an overpayment to Horizon USA, Horizon USA shall pay Par the amount of the overpayment within [...***...] days of the receipt of such reconciliation.

4. Releases.

(a) Licensees shall not, in the Territory before the applicable Generic Entry Date, directly or indirectly through its Affiliates, licensees, sublicensees, or others, market, offer for sale, sell or take orders for, Par’s Generic Tablets, and Licensees shall not license, sublicense, enable, permit, or cause (or continue to license, sublicense, knowingly enable, permit or cause) any Person to do so. The Parties further agree that any violation of the foregoing would cause irreparable harm to Horizon Inc. and Horizon USA, and understanding this, Licensees hereby irrevocably and unconditionally consent to immediate entry of a temporary restraining order, preliminary injunction and permanent injunction in the event such relief is needed to prevent such harm in the event of a violation or imminent threat of a violation of the foregoing. Subject to Paragraph 4(b) and the remainder of this Paragraph 4(a), each of the Licensees, on behalf of itself, its Affiliates, and their respective predecessors, successors, assigns, officers, directors, managers, employees and trustees of the foregoing (“Releasees”) agree that it will not challenge the validity, enforceability or infringement of the Licensed Patents or their foreign equivalents as they relate to any of Par’s Generic Tablets. Notwithstanding this release, nothing herein shall preclude Releasees from asserting Losses (as defined in the Settlement Agreement) arising from any activities after the Execution Date to the extent Releasees are permitted to assert such Losses under Paragraph 5 of the Settlement Agreement, and all such claims are reserved. Subject to Paragraph 4(b), Licensees acknowledge that the Licensed Patents are valid and enforceable with respect to all of Par’s Generic Tablets and for the purposes of enforcement of the Settlement Documents (as defined in the Settlement Agreement). Any action undertaken by Licensees or any of their respective Affiliates that, if undertaken by Par Co. or Par would be a breach of this License Agreement, shall be deemed a breach of this License Agreement by Licensees for which Licensees shall bear full responsibility.

(b) Notwithstanding anything else in this License Agreement to the contrary, the release and acknowledgement in Paragraph 4(a) shall become effective only upon the Dismissal Effective Date. Notwithstanding such release, nothing herein shall preclude Par’s Releasees from

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asserting the invalidity, unenforceability and/or the non-infringement of the Asserted Patents and ’451 Patent in any future litigation concerning any product that is not the subject of the U.S. District Court Case and is not licensed under the License Agreement, and such defenses and/or counterclaims are reserved.

5. Limited Rights; No Implied Rights. The License granted in Paragraph 1 above does not apply to any patent, patent application, or other intellectual property right owned by or licensed to Horizon Inc. or Horizon USA, other than the Licensed Patents. The License does not apply to any products other than Par’s Generic Tablets that are the subject of the ANDA. Nothing in this License Agreement shall preclude Horizon Inc. or Horizon USA from granting any sublicense/license or any other rights under any or all of the Licensed Patents, whether to an Affiliate of Horizon Inc. or Horizon USA or to any other Person. Except for the rights expressly granted under Paragraph 1 of this License Agreement, no other rights under any of the Licensed Patents or any other patents or intellectual property rights of Horizon Inc., Horizon USA or any of their Affiliates are granted under this License Agreement, by implication, estoppel or otherwise, and all other such rights are reserved. Licensee shall not practice the Licensed Patents except pursuant to the License granted in Paragraph 1.

6. Covenant Not to Sue. In addition to the license grants contained herein, subject to Licensees’ compliance with this Agreement, Horizon Inc. and Horizon USA, on behalf of themselves and each of their respective Affiliates, agree that neither of them nor their Affiliates will sue, assert any claim or counterclaim against, or otherwise participate in any action or proceeding against Par Co. or Par or any of their permitted sublicensees of the License or any of their respective customers, suppliers, importers, manufacturers or distributors, or any of their respective predecessors, successors, assigns, agents, officers, employees or representatives, or cause, support or authorize any third party to do any of the foregoing, in each case for infringement of any patent or patent application owned or Controlled at any time during the term of this Agreement by Horizon Inc. or Horizon USA based on or arising from the manufacture, use, sale, offer for sale or importation, within the scope of the License, of any of Par’s Generic Tablets (and any components thereof, including the active ingredient for use in each instance in making any of such Par’s Generic Tablets) in the Territory. Horizon Inc. and Horizon USA, and their Affiliates will impose the foregoing covenant not-to-sue on any Person that acquires from Horizon Inc. or Horizon USA or their Affiliates the right to enforce any such patent or patent application described in the immediately preceding sentence. For all patents described in the first sentence of this Paragraph 6 that may be listed in the Orange Book that may pertain to Par’s Generic Tablets, the foregoing covenant not to sue will be treated as a non-exclusive license solely for the purposes of permitting Par and its sublicensed Affiliates to file and maintain with the FDA a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) with respect thereto.

7. FDA Cooperation. As Licensees may reasonably request, Horizon USA will submit, and will cause their respective Affiliates to submit, appropriate and reasonable documentation to the FDA evidencing the licenses set forth in this License Agreement to assist Par and its Affiliates in obtaining and maintaining FDA approval for Par’s Generic Tablets, at Par’s sole cost and expense. Par shall reimburse Horizon USA for all reasonable out-of-pocket costs and expenses incurred by Horizon USA and/or its Affiliates in performing activities under this Paragraph 7, within thirty (30) days after receipt of an invoice therefor from Horizon USA.

II.	Effectiveness; Term

8. Term. Unless terminated sooner pursuant to Paragraph 9, the License continues until the last to expire of each of the Licensed Patents (including any extensions thereof) and/or regulatory exclusivities associated therewith.

9. Termination. This License Agreement may be terminated by written notice to Licensees if Par Co. or Par commits a material breach hereof that is not cured or is not curable within thirty (30) days after Horizon Inc.’s or Horizon USA’s notice of such breach.

(a) Without limiting the foregoing, Licensors may terminate this Agreement immediately upon written notice to Licensees if Licensees or any of its Affiliates or Releasees directly or indirectly, including through assistance granted to a third party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any of the Licensed Patents or their foreign equivalents. Notwithstanding the foregoing, nothing herein shall preclude Licensees or any of its Affiliates or Releases from engaging in any of the foregoing activities in the immediately preceding sentence, including asserting the invalidity, unenforceability and/or the non-infringement of any of the Licensed Patents in any future litigation or proceeding, to the extent concerning any product that is not the subject of the DUEXIS NDA and is not licensed under the License Agreement.

(b) In addition, this License Agreement shall terminate automatically if the Dismissal Effective Date has not occurred within seventy-five (75) days after the Execution Date (or by such later date as may be mutually agreed by the Parties pursuant to the Settlement Agreement). For clarity, this License Agreement shall automatically terminate upon any termination of the Settlement Agreement.

(c) All licenses and rights granted to Licensees in this License Agreement shall automatically terminate upon any termination of this License Agreement; provided, however, that Par shall be responsible for paying all Profit Share and any other amounts owed to Horizon USA under Paragraph 3(b) prior to termination.

10. Survival. The provisions of Paragraphs 4, 5, 10, 11, and 14-26 shall survive termination of this License Agreement for any reason.

III.	Confidentiality

11. Restrictions; Obligations. The Parties hereby agree that, except as permitted herein or unless otherwise agreed to by the Parties in writing or required by law, the Parties, their Affiliates and their respective employees, officers, directors and other representatives shall not publish or otherwise disclose the contents of this License Agreement. The Parties may state publicly that the U.S. District Court Case has been settled on terms that are confidential, but no public announcement concerning the terms or subject matter of this License Agreement shall be made, either directly or indirectly, by any Party without first obtaining the approval of the other Party and agreement upon the nature and text of such public announcement or disclosure, such agreement and approval not to be unreasonably withheld, delayed or conditioned; except a Party may make such public announcements that in the opinion of legal counsel for such Party are required by any applicable law, including the US Securities Act of 1933, as amended, the US Securities Exchange Act of 1934, as amended, any governmental law or regulation, or the rules of any recognized stock exchange. Without limiting the foregoing, Licensees acknowledge that Licensors intend to (a) issue a press release (which shall be in substantially the form exchanged and agreed by the Parties prior to execution of this License Agreement) and file a disclosure with the U.S. Securities and Exchange Commission (the “SEC”) upon execution of this Agreement and the Settlement Agreement announcing settlement of the U.S. District Court Case and entry into this Agreement and the Settlement Agreement, and outlining certain material terms thereof, and (b) publicly file copies of the Settlement Agreement and License Agreement with the SEC, which copies may be redacted by Licensors after consultation with Par and consistent with the terms of this Paragraph 11. In addition, and notwithstanding the foregoing, the Parties agree that a Party may disclose the contents of this License Agreement (i) to its Affiliates, (ii) to the extent necessary to enforce the License Agreement, (iii) to third parties in connection with due diligence or similar investigations by such third parties, and disclosure to potential third party investors in confidential financing documents, provided that, in each case under this subclause (iii), any such third party agrees to be bound by reasonable obligations of confidentiality consistent with those set forth in this Paragraph 11 and (iv) to the extent necessary to comply with applicable law or regulation; provided, however, that if a Party believes that the disclosure of all or portions of this License Agreement is required by applicable law, then that Party shall inform the other Party in sufficient time, if practicable, prior to any such disclosure to allow the other Party to seek a protective order or confidential treatment prior to any such disclosure; and provided further that such notice shall not be required for disclosure required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. Each Party agrees that it shall cooperate fully with the other Party with respect to all disclosures regarding this License Agreement to any governmental or regulatory agencies or any court, including requests for confidential treatment of proprietary information of any Party included in such disclosure. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required, as determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, each Party shall consult with the other Party on the provisions of this License, together with any schedules or other attachments attached hereto, to be redacted in any filings made by any Party with the SEC or as otherwise required by law, regulation or the rules of any recognized stock exchange.

IV.	Representations and Warranties

12. Mutual Representations. Each Party hereby represents and warrants to the other Party, as of the Execution Date, that:

(a) Such Party is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into this License Agreement and to carry out the provisions hereof;

(b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this License Agreement and the performance of its obligations under this License Agreement;

(c) This License Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms;

(d) The execution, delivery and performance of this License Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(e) Such Party has been advised by its counsel of its rights and obligations under this License Agreement and enters into this License Agreement freely, voluntarily, and without duress; and

(f) Such Party is not relying on any promises, inducements, or representations other than those provided herein.

13. Horizon Representations. Licensors hereby represent and warrant that they (i) are the sole and exclusive owners of the Licensed Patents existing as of the Execution Date, (ii) have not obtained or been granted (and are not aware of any need or requirement to obtain or be granted) any Third-Party License and (iii) have the authority to grant the licenses hereunder. Horizon Inc. and Horizon USA, on behalf of itself and its Affiliates, will impose the license grants, covenants, and other obligations contained in this License Agreement on any third party to which Horizon Inc. or Horizon USA, or any of its Affiliates, may assign or otherwise transfer right, title or interest (excluding any license or sublicense) in or to any of the Licensed Patents, and will impose covenants contained herein, as appropriate, on any licensee or sublicensee of Licensors under the Licensed Patents in the Territory.

14. Limitations. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN PARAGRAPHS 12-13 OF THIS LICENSE AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS LICENSE AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. PAR ACKNOWLEDGES THAT, NOTWITHSTANDING THE RIGHTS EFFECTIVE HEREIN AS OF THE DISMISSAL EFFECTIVE DATE OR GENERIC ENTRY DATE, PAR MIGHT NOT BE ABLE TO LEGALLY EXPLOIT SUCH RIGHTS WITH RESPECT TO PAR’S GENERIC

TABLET ON SUCH DATES, INCLUDING, FOR EXAMPLE, DUE TO EXCLUSIVITY GRANTED BY THE FDA TO OTHER ABBREVIATED NEW DRUG APPLICATION FILERS, LACK OF REGULATORY APPROVAL FOR PAR’S GENERIC TABLET BY THE FDA OR THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

V.	Waiver

15. Waiver. A waiver by any Party of any of the terms and conditions of this License Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this License Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any Party.

VI.	Choice of Law and Remedies

16. Choice of Law; Remedies. This License Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware, and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort or otherwise, shall likewise be governed by the laws of Delaware, excluding such State’s choice-of-law principles. The Court shall have exclusive jurisdiction (to the extent that it has subject matter jurisdiction) in all matters arising under this License Agreement, and the Parties hereto expressly consent and submit to the personal and subject matter jurisdiction of the Court. This License Agreement does not limit or restrict the remedies available to any Party for the breach of another Party, and the Parties expressly reserve any and all remedies available to them, at law or in equity, for breach of this License Agreement.

VII.	Assignment

17. Assignment. This License Agreement and the rights herein shall not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that the prior written consent of the other Party shall not be required for a Party to assign or transfer this License Agreement in its entirety in connection with a sale of substantially all of such Party’s assets or business or of the portion of such Party’s assets or business to which this License Agreement relates, or pursuant to a merger, consolidation, reorganization or similar transaction related to such Party (each, an “Acquisition Transaction”); and provided further that in the event of an assignment or transfer of this License Agreement by Horizon Inc. and/or Horizon USA in connection with an Acquisition Transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such Acquisition Transaction (if other than one of the Parties to this Agreement) shall not be included in the intellectual property licensed by Licensors hereunder or otherwise subject to this Agreement.

VIII.	Costs

18. Costs. Each Party shall each bear their own costs and legal fees associated with the negotiation and preparation of this License Agreement.

IX.	Severability

19. Severability. When possible, each provision of this License Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this License Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this License Agreement.

X.	Integration

20. Entire Agreement. The Settlement Agreement and its Exhibits, which include this License Agreement, shall constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to such subject matter, including, without limitation, the [...***...].

X.	Amendment

21. Amendment. No amendment, modification or supplement of any provisions of this License Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

XI.	Descriptive Headings

22. Captions. The captions and descriptive headings of this License Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this License Agreement.

XII.	No Presumption Against Drafting Party

23. No Presumption. This License Agreement and its wording are the result of mutual arm’s length negotiation, and in the event of a dispute concerning the meaning of any term contained herein, no adverse inference or presumption shall be drawn against the Party who drafted such term.

XIII.	Third Party Benefit

24. Third Party Benefit. None of the provisions of this License Agreement shall be for the benefit of or enforceable by any third party.

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XIV.	Notice

25. Notice. Any notice or other communication to be given under this Agreement by a Party to the other Party shall be in writing and shall be (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission (followed by a copy by the preceding (a), (b) or (c)), to the address of the other Party as set forth below, or to such other address as may be designated by the Parties from time to time in accordance with this Paragraph 25. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given five (5) business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation if transmitted before 5:00 p.m. (recipient’s local time) on a business day, and otherwise on the following business day.

If to Horizon Inc.:	Horizon Pharma, Inc. 520 Lake Cook Road, Suite 520 Deerfield, Illinois 60015 Attn: Timothy P. Walbert Fax: (847) 572-1372
If to Horizon USA:	Horizon Pharma USA, Inc. 520 Lake Cook Road, Suite 520 Deerfield, Illinois 60015 Attn: Timothy P. Walbert Fax: (847) 572-1372
If to Par Co.:	Par Pharmaceutical Companies, Inc. 300 Tice Boulevard Woodcliff Lake, New Jersey 07677 Attn: General Counsel Fax: (201) 802-4600
If to Par:	Par Pharmaceutical, Inc. One Ram Ridge Road Spring Valley, New York 10977 Attn: General Counsel Fax: (201) 802-4600

XV.	Counterparts

26. Counterparts. This License Agreement may be executed in any number of signature page counterparts transmitted via facsimile, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same License Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this License Agreement to be executed by its duly authorized representative as of the day and year first above written.

HORIZON PHARMA, INC.

By:	/s/ Robert De Vaere
Name: Robert De Vaere
Title: Executive VP, CFO

HORIZON PHARM USA, INC.

By:	/s/ Robert De Vaere
Name: Robert De Vaere
Title: Executive VP, CFO

PAR PHARMACEUTICAL COMPANIES, INC.

By:	/s/ Thomas J. Haughey
Name: Thomas J. Haughey
Title: President

PAR PHARMACEUTICAL, INC.

By:	/s/ Thomas J. Haughey
Name: Thomas J. Haughey
Title: President

EXHIBIT A

Definitions

“ Affiliate” means, with respect to Licensors, any Person that directly or indirectly controls, is controlled by, or is under common control with any one of the Licensors; and with respect to Par, (a) for so long as Par is controlled directly or indirectly by investment funds affiliated with TPG Capital, L.P., Sky Growth Holdings Corporation, a Delaware corporation, to the extent it remains an indirect parent company of Par and including any successor entity to Sky Growth Holdings Corporation to the extent such successor is an indirect parent company of Par (“SGHC”), and any Person directly or indirectly controlled by SGHC or Par and (b) at any time that Par is not directly or indirectly controlled by investment funds affiliated with TPG Capital, L.P., any Person that directly or indirectly controls, is controlled by, or is under common control with Par. For purposes of the foregoing definition, “control” (including, with correlative meaning, the terms “controlled by”, and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of interests representing equity securities, or partnership interests or by contract, or otherwise, and ownership of more than fifty percent (50%) of such equity securities or partnership interests in a Person shall, without limitation, be deemed to be control for purposes of this definition.

“Baseline Amount” means US$[...***...].

“Control ” means, with respect to any patents or other intellectual property rights, possession by an entity of the ability (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense of or under such patents or intellectual property rights without violating the terms of any agreement or other arrangement with any third party.

“DUEXIS NDA” means New Drug Application 022519, and all associated amendments and supplements.

“DUEXIS Product” means the product or products that are the subject of the DUEXIS NDA.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time, consistently applied.

“Generic Equivalent Product” means a pharmaceutical product that (i) is the Therapeutic Equivalent of DUEXIS® or sold as an authorized generic version of ibuprofen (800mg)/famotidine (26.6 mg) tablets that is the subject of, and pursuant to, the DUEXIS NDA and (ii) has been approved for sale in the Territory by the FDA.

“Licensed Patents” means the Asserted Patents and the ’451 Patent and any other patents owned or Controlled by Horizon Inc. or Horizon USA as of the Execution Date or thereafter during the term of this Agreement that would, absent the license granted hereunder, be infringed by the manufacture, use, sale, offer for sale or import of Par’s Generic Tablets in the Territory, including all continuations, continuations-in-part, divisional, reissues and reexaminations and all extensions in the Territory, associated therewith.

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“Market Decline” means that the [...***...].

“Marketing Cost Allowance” means [...***...].

“Net Profits” means [...***...].

“Net Sales of DUEXIS Products” has the same meaning as “Net Sales of Par’s Generic Tablets” except that (i) references to “Licensees or their Affiliates” shall be changed to “Licensors or their Affiliates or their respective licensees or sublicensees;” (ii) references to “Par’s Generic Tablets” shall be changed to “DUEXIS Products;” and (iii) the deduction set forth in clause (vi) of such definition shall be changed to “amounts paid to patients through co-pay assistance programs.”

“Net Sales of Par’s Generic Tablets” means the aggregate gross amounts invoiced for the sale of Par’s Generic Tablets by Licensees or their Affiliates in arm’s-length transactions with third parties in the Territory, less all applicable deductions set forth in clauses (i) – (vi) below, in each case to the extent specifically related to such sales of Par’s Generic Tablets and taken by Licensees or its Affiliates, or otherwise paid for, or accrued by, Licensees or their Affiliates in accordance with GAAP and in the ordinary course of business:

(i)	cash discounts, quantity discounts, promotional discounts, stocking or other promotional allowances;

(ii)

sales and excise taxes, customs and any other taxes, all to the extent added to the sale price and paid and not refundable in accordance with applicable law (but not including taxes assessed against the income derived from such sale);

(iii)	returns, recalls and returned goods allowances;

(iv)	retroactive corrections, including price adjustments (including those on customer inventories following price changes) and corrections for billing errors or shipping errors;

(v)

chargebacks, rebates, administrative fees, any other allowances actually granted or allowed to any Person, including group purchasing organizations, managed health care organizations and to governments, including their agencies, or to trade customers, in each case that are not Affiliates of a Party; and

(vi)	redistribution center (RDC) fees and information service agreement (ISA) fees.

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“Person” means an individual, corporation, partnership, limited liability company, firm, association, joint venture, estate, trust, governmental or administrative body or agency, or any other entity.

“Profit Share” means [...***...] percent ([...***...]%) of [...***...].

[...***...] means the average [...***...] of the DUEXIS Product in any [...***...] following the Execution Date, as calculated by dividing (i) all [...***...] of the DUEXIS Product for the [...***...] month period ending the most recently ended [...***...] by (ii) [...***...].

“Territory ” means the United States of America, including its territories, possessions and commonwealths.

“Therapeutic Equivalent” has the meaning given to it by the FDA in the FDA publication Approved Drug Products with Therapeutic Equivalence Evaluations, as may be amended from time to time.

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